EXHIBIT 1


                             JOINT FILING AGREEMENT

     The undersigned hereby agree that Amendment No. 1 to the statement on
Schedule 13D, dated December 21, 2004, with respect to the common stock, par value $.001 per share, of Pac-West Telecomm, Inc. is, and any further amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 21 day of December, 2004.

                                            DEUTSCHE BANK AG

                                            By: /s/ Jeffrey A. Ruiz
                                               ---------------------------------
                                               Name:   Jeffrey A. Ruiz
                                               Title:  Vice President


                                            DB ALTERNATIVE TRADING INC.

                                            By: /s/ Jeffrey A. Ruiz
                                               ---------------------------------
                                               Name:   Jeffrey A. Ruiz
                                               Title:  Vice President